UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2010
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-33676	20-8456807

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On August 5, 2010, Encore Energy Partners LP (“ENP”) issued a press release announcing, among other things, (1) its unaudited results for the second quarter of 2010, (2) an operations update, and (3) a liquidity update. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In the press release, ENP uses the non-GAAP financial measures (as defined under the SEC’s Regulation G) of “Adjusted EBITDAX,” “Distributable cash flow,” “Coverage ratio,” and “Net income excluding certain items.” The press release contains reconciliations of these non-GAAP financial measures (or the components used in the calculation of such non-GAAP financial measures, as applicable) to ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP.
     The information being furnished pursuant to Item 2.02 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The exhibit listed below is being furnished pursuant to Item 2.02 of this Form 8-K.
99.1	Press Release dated August 5, 2010 regarding unaudited second quarter of 2010 results.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP

	By:	Encore Energy Partners GP LLC, its general partner

Date: August 5, 2010	By:	/s/ Mark C. Allen

Mark C. Allen
Senior Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 5, 2010 regarding unaudited second quarter of 2010 results.